UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A/A

Amendment No. 2 to Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

American Apparel, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3200601
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Preferred Stock Purchase Rights	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.         DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Item 1 is hereby amended and supplemented by adding the following:

The Rights expired at 5:00 P.M., New York City time, on July 24, 2014.

ITEM 2.          EXHIBITS.

3.1

Certificate of Designation of Series A Junior Participating Preferred Stock of American Apparel, Inc. filed with the Secretary of State of the State of Delaware on June 30, 2014 (Incorporated by reference to Exhibit 3.1 to the Form 8-K filed by American Apparel, Inc. on June 30, 2014).

4.1

Rights Agreement, dated as of June 27, 2014, between American Apparel, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, including the form of Certificate of Designations as Exhibit A, the form of Rights Certificate as Exhibit B and the form of Summary of Rights to Purchase Preferred Stock as Exhibit C (Incorporated by reference to Exhibit 4.1 to the Form 8-K filed by American Apparel, Inc. on June 30, 2014).

4.2

Amendment No. 1 to Rights Agreement, dated as of July 9, 2014, by and between American Apparel, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.1 to the Form 8-K filed by American Apparel, Inc. on July 9, 2014).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN APPAREL, INC.

Date:	July 25, 2014	By:	/s/ John Luttrell
			Name:	John Luttrell
			Title:	Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer